UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 26, 2007 (February 21, 2007)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See description under Item 2.03.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

On February 21, 2007, Rite Aid Corporation (the “Company”) completed its offering (the “Offering”) of $500,000,000 aggregate principal amount of its 7.5% Senior Secured Notes due 2017 (the “Senior Secured Notes”), and $500,000,000 aggregate principal amount of its 8.625% Senior Notes due 2015 (the “Senior Notes,” together with the Senior Secured Notes, the “Notes”), to Citigroup Global Markets Inc., as representative of the several underwriters named therein (the “Underwriters”), pursuant to Registration Statement No. 333-140537.

The Senior Secured Notes were issued pursuant to an Indenture, dated as of February 21, 2007, among the Company, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the “Senior Secured Indenture”).  The Senior Secured Notes are unsecured, unsubordinated obligations of the Company and will rank equally in right of payment with all of the Company’s other unsecured, unsubordinated indebtedness.  The Company’s obligations under the Senior Secured Notes are guaranteed, subject to certain limitations, by all of the Company’s subsidiaries that guarantee the Company’s obligations under its existing senior secured credit facility and its outstanding senior secured notes (the “Subsidiary Guarantors”).  The guarantees of the Senior Secured Notes are secured, subject to permitted liens, by second priority liens granted by the Subsidiary Guarantors on all of the assets that secure the Company’s obligations under its existing senior secured credit facility (subject to certain exceptions).

At any time and from time to time, prior to March 1, 2010, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Senior Secured Notes (including additional Senior Secured Notes, if any) with the proceeds of one or more equity offerings, at a redemption price equal to 107.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the Senior Secured Notes (including additional Senior Secured Notes, if any) remains outstanding; and (ii) the redemption occurs within 75 days of the completion of such equity offering upon not less than 30 nor more than 60 prior days notice.  Prior to March 1, 2012, the Company may redeem some or all of the Senior Secured Notes by paying a “make-whole” premium based on U.S. Treasury rates.  On or after March 1, 2012, and on or after March 1 of the relevant year listed below, the Company may redeem some or all of the Senior Secured Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2012 at a redemption price of 103.750%; 2013 at a redemption price of 102.500%; 2014 at a redemption price of 101.250% and 2015 and thereafter at a redemption price of 100%.

Each of the following constitutes an event of default under the Senior Secured Indenture: (1) failure to make the payment of any interest on the Senior Secured Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, any of the Senior Secured Notes when the same becomes due and payable at its stated maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (3) failure to comply with the covenant described under “—Merger, Consolidation and Sale of Property” in the Senior Secured Indenture; (4) failure to comply with any other covenant or agreement in the Senior Secured Notes or in the Senior Secured Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below; (5) a default under any debt by the Company or any restricted subsidiary that results in acceleration of the final maturity of such debt, or failure to pay any such debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $35.0 million or its foreign currency equivalent at the time (the “cross acceleration provisions”); (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $35.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any restricted subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; (7) certain events involving bankruptcy, insolvency or reorganization of the Company or any significant subsidiary; (8) any subsidiary guarantee ceases to be in full force and effect (other than in accordance with the terms of such subsidiary guarantee and the Senior Secured Indenture) and such default continues for 20 days after notice or any subsidiary guarantor denies or disaffirms its obligations under its subsidiary guarantee; and (9) the material impairment of the security interests or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any of its subsidiaries asserting, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.  A default under clause (4), (8) or (9) is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the Senior Secured Notes then outstanding notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Senior Notes were issued pursuant to an Indenture dated as of February 21, 2007, among the Company and The Bank of New York Trust Company, N.A., as trustee (the “Senior Indenture”).  The Senior Notes are unsecured, unsubordinated obligations of the Company and will rank equally in right of payment with all of the Company’s other unsecured, unsubordinated indebtedness.  The Company’s obligations under the Senior Notes will not be guaranteed, and therefore, the Senior Notes are effectively subordinated to all of the indebtedness of the Company’s subsidiaries. Following the previously announced proposed acquisition of JCG (PJC) USA, LLC, a Delaware limited liability company, a wholly owned subsidiary of The Jean Coutu Group (PJC) Inc. and the holding company for the Brooks and Eckerd drugstore chains (the "proposed acquisition"), the Company will be required to provide unsecured guarantees of its obligations under the unsecured notes by the same Subsidiary Guarantors that will guarantee the secured notes, to the extent permitted by the Company's credit facilities. Such guarantees, if granted, will be unsecured, unsubordinated obligations of the Subsidiary Guarantors and will rank equally in right of payment with all of the Subsidiary Guarantors' other unsecured, unsubordinated indebtedness.

At any time and from time to time, prior to March 1, 2010, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Senior Notes (including additional Senior Notes, if any) with the proceeds of one or more equity offerings, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the Senior Notes (including additional Senior Notes, if any) remains outstanding; and (ii) the redemption occurs within 75 days of the completion of such equity offering upon not less than 30 nor more than 60 prior days notice.  Prior to March 1, 2011, the Company may redeem some or all of the Senior Notes by paying a “make-whole” premium based on U.S. Treasury Rates.  On or after March 1, 2011, and on or after March 1 of the relevant year listed below, the Company may redeem some or all of the Senior Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2011 at a redemption price of 104.313%; 2012 at a redemption price of 102.156% and 2013 and thereafter at a redemption price of 100%.

Each of the following constitutes an event of default under the Senior Indenture: (1) failure to make the payment of any interest on the Senior Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, any of the Senior Notes when the same becomes due and payable at its stated maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (3) failure to comply with the covenant described under “—Merger, Consolidation and Sale of Property” in the Senior Indenture; (4) failure to comply with any other covenant or agreement in the Senior Notes or in the Senior Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below; (5) a default under any debt by the Company or any restricted subsidiary that results in acceleration of the final maturity of such debt, or failure to pay any such debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $35.0 million or its foreign currency equivalent at the time; (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $35.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any restricted subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; and (7) certain events involving bankruptcy, insolvency or reorganization of the Company or any significant subsidiary. A default under clause (4) is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company is not required to make mandatory sinking fund payments with respect to the Notes.

Upon a change of control, as defined in each of the Senior Secured Indenture and Senior Indenture, the Company is required to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The covenants in the Senior Secured Indenture and in the Senior Indenture limit the ability of the Company and certain of its subsidiaries to, among other things: (1) incur additional debt; (2) pay dividends or make other restricted payments; (3) purchase, redeem or retire capital stock or subordinated debt; (4) make asset sales; (5) enter into transactions with affiliates; (6) incur liens; (7) enter into sale leaseback transactions; (8) provide subsidiary guarantees; (9) make investments; and (10) merge or consolidate with any other person.

Certain of the Underwriters or their affiliates have in the past engaged, and may in the future engage in transactions with the Company, and perform services for the Company, including commercial banking, financial advisory and investment banking services in the ordinary course of business for which they have received or will receive customary fees and expenses. In connection with the Company’s proposed acquisition of JCG (PJC) USA, LLC, Citigroup Global Markets Inc. is acting as a financial advisor to the Company. In addition, an affiliate of Citigroup Global Markets Inc. is the sole administrative agent and collateral agent under the Company’s existing senior secured credit facilities, and affiliates of Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC are lenders under the Company’s existing senior secured credit facilities. Pursuant to the commitment letter, it is contemplated that an affiliate of Citigroup Global Markets Inc. will serve as the administrative agent and collateral agent for the Company’s new $1.105 billion senior secured credit facility (which may be reduced depending on the Company’s financing structure following the proposed acquisition).  The trustee under the Senior Secured Indenture and the Senior Indenture serves as trustee under certain other indentures of the Company.

Item 8.01  Other Events.

Filed as Exhibit 99.3 hereto is certain information concerning the business of the Company.  Filed as Exhibit 99.4 hereto is certain information concerning the business and a discussion of the financial results of JCG (PJC) USA, LLC, a Delaware limited liability company (“Jean Coutu USA”).  This information was included in the Company’s prospectus supplement filed with the Securities and Exchange Commission on February 15, 2007.

On February 21, 2007, the Company delivered a notice of redemption to the trustee under its 9.5% Senior Secured Notes Due 2011(the “9.5% Notes”).  The notice of redemption provides the Trustee with notice that the Company intends to redeem all of its outstanding $300,000,000 aggregate principal amount of the 9.5% Notes on March 23, 2007.  The 9.5% Notes will be redeemed with a portion of the proceeds of the Senior Secured Notes in accordance with their terms at a price equal to 104.750% of their outstanding principal amount plus accrued interest to, but excluding, the date of redemption.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

99.1	Senior Secured Indenture, dated February 21, 2007
99.2	Senior Indenture, dated February 15, 2007
99.3	Business of Rite Aid Corporation
99.4	Management Discussion and Analysis of Jean Coutu USA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 26, 2007	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Senior Secured Indenture, dated February 21, 2007
99.2	Senior Indenture, dated February 15, 2007
99.3	Business of Rite Aid Corporation
99.4	Management Discussion and Analysis of Jean Coutu USA